Exhibit 10.26D

FIRST AMENDMENT

TO

CONSOLIDATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS OPERATING, LLC

SCHEDULE AMENDMENT

This First Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Operating, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Consolidated CSG Master Subscriber Management System Agreement effective as of August 1, 2017 (CSG document no. 4114281) (the “Agreement”), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

Whereas,; pursuant to the terms of the Agreement, CSG provides and Customer consumes CSG Data Publisher – File Edition via CSG Vantage® files for Customer (excluding Non-ACP Subscribers) that provides the Delta Files to an SFTP site for Customer pickup of the CSG Data Publisher Objects which have been previously identified and agreed upon by the Parties and are duly documented; and

Whereas, Customer desires and CSG agrees to add additional CSG Data Publisher Objects; and

WHEREAS, an inadvertent clerical error has been identified in Schedule F, “Fees,” Section V., “Advanced Reporting,” Subsection D, “CSG Data Publisher,” Note 4.

Now, therefore, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, CSG and Customer agree to the following as of the Effective Date (as defined below).

1.

Upon execution of this Amendment and implementation pursuant to that certain Statement of Work (CSG document no. 4117171) to be executed by the Parties, the following objects will be added to Customer’s CSG Data Publisher-File Edition CSG Data Publisher Objects:

TST_WFX
TEC_WFX

2.

For purposes of correcting an inadvertent clerical error in Schedule F, Fees, Section V., Advanced Reporting, Subsection D, CSG Data Publisher, Note 4 is deleted in its entirety and replaced as follows:

Note 4: CSG Data Publisher - File Edition Subscription Fees is not available for Non-ACP Subscribers.  In the event Customer requests utilization of CSG Data Publisher – File Edition be made available for Non-ACP Subscribers, such services shall be made available pursuant to a mutually agreed upon Statement of Work and amendment to the Agreement. Reimbursable Expenses are additional.

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Exhibit 10.26D

THIS AMENDMENT is executed on the days and year last signed below to be effective as of the date last signed below (the "Effective Date").

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Mike Ciszek	By: /s/ Gregory L. Cannon
Title: Mike Ciszek	Title: SVP, Secretary & General Counsel
Name: SVP - Billing Strategy and Operations	Name: Gregory L. Cannon
Date: 10/9/17	Date: 10/16/17